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                                                                    EXHIBIT 99.3

                        NRG SOUTH CENTRAL GENERATING LLC

                           OFFER FOR ALL OUTSTANDING
               8.962% SERIES A SENIOR SECURED BONDS DUE 2016 AND
                 9.479% SERIES B SENIOR SECURED BONDS DUE 2024
                                IN EXCHANGE FOR
              8.962% SERIES A-1 SENIOR SECURED BONDS DUE 2016 AND
                9.479% SERIES B-1 SENIOR SECURED BONDS DUE 2024
                        THAT HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                   AS AMENDED

To: Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:


     NRG South Central Generating LLC (the "Issuer") is offering, upon and subject to the terms and conditions set forth in the prospectus dated December 13, 2000 (the "Prospectus"), and the enclosed letters of transmittal (the "Letters of Transmittal"), to exchange (the "Exchange Offer") their 8.962% Series A-1 Senior Secured Bonds due 2016 and 9.479% Series B-1 Senior Secured Bonds due 2024, all of which have been registered under the Securities Act of 1933, as amended, for their outstanding 8.962% Series A Senior Secured Bonds due 2016 and 9.479% Series B Senior Secured Bonds due 2024 (the "Old Bonds"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the exchange and registration rights agreement in respect of the Old Bonds, dated March 30, 2000, by and among the Issuer and the guarantors and initial purchasers referred to therein.


     We are requesting that you contact your clients for whom you hold Old Bonds regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Bonds registered in your name or in the name of your nominee, or who hold Old Bonds registered in their own names, we are enclosing the following documents:


     1. Prospectus dated December 13, 2000;


     2. A Letter of Transmittal relating to the Old Bonds for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery relating to the Old Bonds which is to be used to accept the Exchange Offer if certificates for Old Bonds are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old Bonds registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.


     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 12, 2001, UNLESS EXTENDED BY THE ISSUER (THE "EXPIRATION DATE"). OLD BONDS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.


     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal relating to the Old Bonds (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Bonds, or a timely confirmation of a book-entry transfer of such Old Bonds, should be
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delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letters of Transmittal and the Prospectus.

     If a registered holder of Old Bonds desires to tender, but such Old Bonds are not immediately available, or time will not permit such holder's Old Bonds or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Bonds held by them as nominee or in a fiduciary capacity. The Issuer will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Holders will not be obligated to pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Bonds pursuant to the Exchange Offer.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Chase Manhattan Bank, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          NRG South Central Generating LLC

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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